Bighorn Permian Resources Acquisition January 31, 2022 Exhibit 99.2

2 Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of Earthstone Energy, Inc. (“ESTE,” “Earthstone” or the “Company”) and its stockholders from the acquisition (the “Bighorn Acquisition”) of certain assets from Bighorn Permian Resources, LLC (“Bighorn”) by Earthstone, the acquisition (the “Chisholm Acquisition” and with the Bighorn Acquisition, the “Acquisitions”) of certain assets from Chisholm Energy Operating, LLC and Chisholm Energy Agent, Inc. (collectively, “Chisholm”) by Earthstone, the private placement (the “PIPE”) of Series A Convertible Preferred Stock by Earthstone, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate the assets acquired in the Acquisitions and achieve anticipated benefits from them; risks relating to any unforeseen liabilities of Earthstone or the assets acquired in the Acquisitions; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K and as amended by Form 10-K/A for the year ended December 31, 2020, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law. This presentation contains estimates of Earthstone’s, Bighorn’s and Chisholm’s 2022 production and capital expenditures. The actual levels of production and capital expenditures may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2022 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated increases in costs associated with drilling, production and transportation. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third-party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

Bighorn Acquisition Highlights

- ✓ ~$860 million purchase price comprised of $770 million of cash and ~$90 million of equity consideration(1)
- ✓ Complimentary, PDP-weighted assets in the Midland Basin overlapping existing Earthstone operating footprint
- ✓ PDP PV-10 value of $1.01 billion with recent daily production of ~42,400 Boe/d (25% oil, 57% liquids)(2)
- ✓ Purchase price of ~$860 million represents 2.5x next twelve months Adjusted EBITDAX of $348 million(3)
- ✓ Free Cash Flow generation of ~$340 million in 2022 with minimal capital expenditures(4)

Note: See Appendix for details on footnotes.

EARTHSTONE Energy Inc. 3

Impact on Earthstone – Pro Forma Snapshot

Nearing 80,000 Boe/d, $1 billion of EBITDAX and $500 million of Free Cash Flow

- Key operating and financial metrics to increase by ~50-200%, while outstanding shares only increase by 30%
- Maintains expected 1.0x or better year-end 2022 leverage target

Updated Preliminary 2022 Snapshot [(1)]

	Pro Forma Chisholm	Pro Forma Chisholm & Bighorn	% Change [(2)]
Production (MBoe/d)	44 - 48	76 - 80	+70%
Proved Developed PV-10 [(3)]	$1,832	$2,844	+55%
Adjusted EBITDAX ($MM)	$610 - $640	$940 - $980	+54%
Capex ($MM)	$400 - $430	$410 - $440	+2%
Free Cash Flow ($MM)	$160 - $180	$480 - $520	+194%
Shares Outstanding (MM)	107	139	+30%

(1) Snapshot assumes a full year of results from Earthstone, Chisholm and Bighorn. Financial metrics assume 1/18/22 NYMEX strip price. Expected Earthstone reported 2022 results will be lower than Pro Forma based on the timing of the closing of both the Chisholm and Bighorn Acquisitions. Adjusted EBITDAX and Free Cash Flow are non-GAAP measures, as previously defined. Shares outstanding for Standalone ESTE as of 12/15/21; pro forma shares outstanding adds share consideration from Chisholm and Bighorn Acquisitions.
(2) Calculated as the midpoint of Standalone ESTE and Pro Forma ranges.
(3) Represents management's estimates for consolidated reserves of Earthstone, Chisholm and Bighorn as of 1/1/22 and NYMEX strip pricing as of 1/18/22.

EARTHSTONE Energy Inc.
4

5 Acquisition and Financing Details Consideration & Funding Impact on Equity Ownership Approval, Timing & Governance  Earthstone has entered into an agreement to acquire assets (the “Bighorn Acquisition”) from Bighorn Permian Resources, LLC (“Bighorn”)  Cash and equity consideration of $860 million prior to purchase price adjustment ― $770 million of cash consideration at closing (prior to purchase price adjustment) ― $90 million in Earthstone Class A shares based on a stock price of $13.25  Cash consideration to be funded via cash on hand, new debt and new common equity ― Commitments received from current lenders to increase the borrowing base to $1.325 billion upon closing of Chisholm and Bighorn ― $280 million raised from the issuance of Series A Convertible Preferred Stock which is expected to convert into 25.2 million shares of Class A Common Stock via a PIPE to affiliates of EnCap Investments LP (“EnCap”) and funds managed by Post Oak Energy Capital, LP “Post Oak”  Bighorn will receive 6.8 million Earthstone Class A Shares  PIPE investors will receive 25.2 million shares, including 19.8 million shares to EnCap (1)  ESTE shareholders (including impact of Chisholm) retain 77% of ESTE common equity  Transaction approved by the full Board of Earthstone and by the full Board of Bighorn; PIPE also independently approved by the Audit Committee of Earthstone  Effective date of 1/1/22 with anticipated close in early 2Q22  Post Oak to receive one board seat  No impact on Chisholm Acquisition closing timing – expect to close in February 2022 (1) Assuming conversion from Series A Convertible Preferred Stock to Class A Common Stock

Bighorn Acquisition Highlights

Acquisition Highlights

- PDP-weighted acquisition adds significant scale to Earthstone asset base at an attractive valuation relative to $1,012 million PDP-PV10
- ~19% year 1 to year 2 PDP decline rate will reduce Earthstone's corporate decline rate
- Opportunity to drive LOE costs lower given Earthstone operating experience in the area
- No plans to increase 2022 capital expenditures beyond minor amount on account of Bighorn Acquisition
- Pro forma Earthstone: deploy ~50% of EBITDAX into 4-rig program, generating low single-digit production growth and significant free cash flow

Bighorn Highlights(1)

Current Production (Boepd)(2)	~42,400 (25% Oil / 57% Liquids)
PDP Reserves	106 MMBoe
PDP PV-10 ($MM)	$1,012
Total Net Acres	~110,600
% HBP / % Operated	99% / 98%
Horizontal / Vertical Producing Wells	647 / 3
Avg. WI / NRI	93% / 70%
Gross / Net Locations	49 / 35

(1) Assumes an 1/1/22 effective date and NYMEX strip pricing as of 1/18/22.
(2) November 2021 net production.

Midland Basin Asset Overview


ANDREWS
MARTIN
HOWARD
ECTOR
MIDLAND
GLASSCOCK
STERLING
REAGAN
IRION
UPTON
CROCKETT
Earthstone Acreage
Bighorn Acreage

EARTHSTONE Energy Inc. 6

7 Date Announced FY 2020A 12/18/20 4/1/21 10/4/21 12/16/21 1/31/22 Acquisitions Total Acquisition Price ($MM)(1) $182.0 $126.5 $73.2 $603.8 $860.0 $1,846 Consideration Mix (% Cash / % Stock) 72% / 28% 65% / 35% 67% / 33% 68% / 32% 57% / 43% 63% / 37% Proved Developed PV-10 ($mm)(2) $173 $153 $116 $421 $1,012 $1,875 Acquired Net Acreage (000's) 43.4 20.3 10.0 36.1 110.6 220.4 Acquired Drilling Locations(3) 70 49 - 414 49 582 FY22E ~15,300 ~78,000 ESTE… IRM Tracker Foreland Chisholm Bighorn FY22E Acquisition Success Enabling Earthstone’s Step-Change in Scale  Earthstone has achieved significant scale through acquisitions in the Permian  Mature base production profile and high quality inventory enables moderate production growth at ~50% reinvestment rate  Accelerates timing of establishing a shareholder return strategy Note: See Appendix for details on footnotes. Pathway to Scale – Production (Boe/d) (4)

8 Reserves and Inventory | Earthstone + Chisholm + Bighorn 1P Reserves as of 1/1/22(1)1P Reserves PV-10 Value as of 1/1/22(1) ≥25% IRR Op Location Count(2) Inventory Life Calculation 776 Locations ÷ 60 Wells per Year(3) = ~13 years (1) Represents management’s estimates for consolidated reserves of Earthstone, Chisholm and Bighorn as of 1/1/22 and NYMEX strip pricing as of 1/18/22. (2) Includes all locations across reserve categories. Gas and NGL pricing scaled with WTI assuming $60/bbl / $3.00/MMbtu. (3) Wells per year based on 4 active rigs each drilling 15 wells per year. PDP 66% PDNP 2% PUD 32% 335 MMBoe 53 184 232 261 313 162 315 387 413 414 0 44 44 49 49 215 543 663 723 776 ≤$40 $50 $60 $70 ≥$80 Breakeven ($/bbl) Earthstone Chisholm Bighorn PV-10 Value ($mm) Proved Developed $2,844 Proved Undeveloped $1,086 Total Proved $3,929

9 Appendix

10 Mark Lumpkin, Jr. EVP, Chief Financial Officer Scott Thelander Vice President of Finance Corporate Offices Houston 1400 Woodloch Forest Drive | Suite 300 | The Woodlands, TX 77380 | (281) 298-4246 Midland 600 N. Marienfeld | Suite 1000 | Midland, TX 79701 | (432) 686-1100 Website www.earthstoneenergy.com Contact Information

11 Footnotes Page 3 1) Effective date of 1/1/22. Equity consideration amount based on 6.8 million shares of consideration and a closing ESTE price of $13.25 per share on 1/28/22. 2) PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Earthstone management estimate of proved developed producing reserve volumes and values as of 1/1/22, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of 1/18/22. Daily production is November 2021 net production. 3) Based on Earthstone management estimates and strip pricing as of 1/18/22; excludes general and administrative expenses. Adjusted EBITDAX is a non-GAAP measures. Adjusted EBITDAX is defined as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense. 4) Free Cash Flow is defined as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures. Page 7 1) IRM Acquisition price of $186MM based on $50.8MM of equity consideration (approximately 12.7MM shares and ESTE share price of $3.99 on 12/16/20) and cash consideration of $135.2MM. Tracker Acquisition price of $126MM based on $44.2MM of equity consideration (approximately 6.2MM shares and ESTE share price of $7.24 on 3/30/21) and cash consideration of $81.6MM. Includes assets from Tracker Resource Development III, LLC and from affiliates of Sequel Energy. Foreland Acquisition price of $73.2MM consisting of $49.2MM cash consideration and 2.6 MM shares and ESTE share price of $9.20 on 9/30/21. Chisholm Acquisition price of $604MM based on $194MM of equity consideration (approximately 19.4MM shares and ESTE share price of $9.98 on 12/15/21) and cash consideration of $410MM. 2) Based on ESTE estimates; PV-10 as of 12/1/20 based on NYMEX strip pricing as of 11/30/20 for IRM, as of 3/1/21 based on NYMEX strip pricing as of 3/29/21 for Tracker, as of 7/1/21 based on NYMEX strip pricing as of 9/30/21 for Foreland, as of 11/1/21 based on NYMEX strip pricing as of 12/8/21 for Chisholm, and as of 1/1/22 based on NYMEX strip pricing as of 1/18/22 for Bighorn. 3) ESTE estimated gross operated drilling locations exceeding ESTE rate of return threshold based on 11/30/20 NYMEX strip pricing for IRM, $50/bbl flat oil pricing for Tracker, 12/8/21 NYMEX strip pricing for Chisholm, and on NYMEX strip pricing as of 1/18/22 for Bighorn. 4) 2022 estimated production assumes a full year of production from Earthstone, Chisholm and Bighorn. Earthstone reported 2022 production will be reduced dependent upon the timing of the closing of the Acquisitions of Chisholm and Bighorn.